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                            [MACFARLANES LETTERHEAD]

                                                                    EXHIBIT 5.01

Insignia Solutions plc
The Mercury Centre
Wycombe Lane
High Wycombe
Buckinghamshire
HP10 0HH                        Our Ref:  ZH/LCZG/561119

4 December 2000

Dear Sirs:

INSIGNIA SOLUTIONS PLC, FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1 This Opinion is given in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of:

1.1 3,600,000 Ordinary Shares of 20p nominal value each (each a "SHARE") in Insignia Solutions plc (the "Company") issued to selling shareholders (as defined in the Registration Statement referred to below) (the "Selling Shareholders") on 24 November 2000 pursuant to subscription agreements dated 22 November 2000 and made between the Company and the Selling Shareholders (the "Subscription Agreements");

1.2 an additional 1,800,000 Shares which may be issued to the Selling Shareholders pursuant to ADS purchase warrants dated 24 November 2000 issued to the Selling Shareholders (the "ADS Purchase Warrants"); and

1.3 an additional 225,000 Shares which may be issued to Jefferies pursuant to an ADS purchase warrant dated 24 November 2000 issued to Jefferies &
    Company, Inc. ("Jefferies") (the "Jefferies Warrant").

    under the terms of a form S3 Registration Statement a copy of which has been provided to us (the "Registration Statement").

2 We have acted as English legal advisers to the Company in connection with the foregoing. In so acting, we have examined such certificates of the Company and directors and/or officers thereof and originals or copies of all such corporate documents and records of the Company and all such other documents as we have deemed relevant and necessary as a basis for our Opinion hereinafter set forth. We have relied upon such certificates of directors and/or officers of the Company and upon statements and information furnished by directors and/or officers of the Company with respect to the accuracy of material factual matters contained therein. We have also assumed the genuineness of all signatures thereon or on the originals of documents referred to therein.

3 This Opinion is limited to English law as currently applied by the English Courts and is given on the basis that it will be governed by and be construed in accordance with current English law.

4   It is our opinion that:-

4.1 the 3,600,000 Shares issued pursuant to the Subscription Agreements, assuming the same were issued in accordance with the terms of such Subscription Agreements and the Company's Memorandum and Articles of Association, have been legally issued and are fully paid and non-assessable;
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Insignia Solutions plc
4 December, 2000
Page 2

4.2 the additional 1,800,000 Shares which may be issued upon exercise of the ADS Purchase Warrants, when issued in accordance with the terms of the ADSs Purchase Warrants and the Company's Memorandum and Articles of Association, will be legally issued, fully paid and non-assessable.

4.3 the additional 225,000 Shares which may be issued upon exercise of the Jefferies Warrant, when issued in accordance with the terms of the Jefferies Warrant and the Company's Memorandum and Articles of Association, will be legally issued, fully paid and non-assessable.

5 For the purpose of this Opinion we have assumed that the term "non-assessable" in relation to the Shares means under English law that holders of such Shares having fully paid up all amounts due on such Shares as to the nominal amount and premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

This Opinion is given to you solely for your benefit and for the purpose of the Registration Statement. It is not to be transmitted to any other person nor is to be relied upon by any other person or for any purpose or ADSs Purchase Warrants quoted or referred to in any public document without our prior written consent except that we consent to the use of this Opinion as an exhibit to the Registration Statement and further consent to the references to us in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations thereunder.

Yours faithfully
/s/ Macfarlanes